EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Indiana Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust Columbus, IN

We hereby consent to the incorporation by reference in Registration Statement No. 33-58912 of Indiana Bank and Trust Company on Form S-8 of our report dated June 22, 2009, relating to the financial statements and supplemental schedule of Indiana Bank and Trust Company Employees' Savings and Profit Sharing Plan and Trust appearing on this Form 11-K for the year ended December 31, 2008.

/s/Somerset CPA's, P.C.

Indianapolis, IN

June 24, 2009